UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PartnerRe Ltd.
(Name of Registrant as Specified in Its Charter)

EXOR S.p.A. John Elkann Enrico Vellano Mario Bonaccorso Fabiola Portoso
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 29, 2015, EXOR S.p.A. (“EXOR”) sent the following letter to the preferred shareholders of PartnerRe Ltd.:
July 28, 2015
PartnerRe Preferred Shareholders,
As the Special General Meeting (SGM) on August 7th quickly approaches, we wanted to inform you about some important recent endorsements of EXOR superior offer for PartnerRe shareholders.

On July 24, 25 and 28, three of the leading global independent governance analysis and proxy voting advisors, Institutional Shareholder Services Inc. (ISS), Glass Lewis & Co., and Proxy Mosaic, LLC issued recommendations advising PartnerRe shareholders to vote AGAINST the AXIS transaction. In particular, Glass Lewis and Proxy Mosaic have issued specific recommendations to PartnerRe Preferred Shareholders to vote AGAINST the AXIS transaction.

Glass Lewis makes the following observations to PartnerRe Preferred Shareholders:

“While PartnerRe and AXIS claim to have matched EXOR's exchange offer, in our view, EXOR's proposal remains superior due to its lack of conditionality and the commitments Exor has made beyond those from PartnerRe/Axis.”

“For preferred shareholders, Exor's commitment to deliver the full economic value of the dividend rate increase at closing, in the absence of an IRS ruling otherwise blessing the rate increase for the next five years, as well as its limitation on capital distributions, continue to meaningfully differentiate Exor's exchange offer as compared to the "matching" exchange offer under the [AXIS] proposed merger.”

“We believe other relevant factors for preferred shareholders’ consideration, including expected ratings on debt and preferred shares and resulting leverage post-transaction, are relatively equal, while the lack of execution and integration risks argue in favor of EXOR’s offer, as compared to the proposed merger with AXIS.”

And Proxy Mosaic notes the following consideration for PartnerRe Preferred Shareholders:

“Ultimately, preferred shareholders should ask themselves the following question: Would you rather hold a security within the capital structure of a disciplined holding company, or a security within an amalgamated reinsurance company that 1) has committed itself to extensive capital distribution plans for common shareholders that could put your dividend at-risk, and 2) is still captive to the kind of earnings volatility that is inherent in the insurance industry, even with the benefit of “scale” and in a benign catastrophe environment? From that perspective, in our view, the AXIS proposal actually presents more risk to preferred shareholders than EXOR’s.”

These recommendations were issued notwithstanding PartnerRe’s unfounded concerns about tax uncertainty and burdensome reporting requirements of the EXOR’s enhanced offer for preferred shareholders.

Under current U.S. law, in no event will PartnerRe Preferred Shareholders own securities treated by the Internal Revenue Service (“IRS”) as part of a “listed transaction” or “prohibited tax shelter” involving “fast-pay stock” and there will be no associated tax uncertainty or burdensome reporting requirements as a consequence of the superior EXOR transaction.

As per the Glass Lewis and Proxy Mosaic recommendations, PartnerRe Preferred Shareholders should protect the value of their investment TODAY.  EXOR urges PartnerRe Preferred Shareholders to vote the enclosed GOLD proxy card today AGAINST all three proposals related to the inferior amalgamation agreement with AXIS.  This is a critical step to enable PartnerRe to accept EXOR’s superior offer, delivering Preferred Shareholders with a conservative credit profile, a higher dividend, and significantly enhanced terms.

PartnerRe shareholders seeking clarity on the EXOR offer can contact EXOR’s proxy solicitor, Okapi Partners LLC, at info@okapipartners.com or toll free at (877) 796-5274 (banks and brokerage firms should call +1 (212) 297-0720). Information about EXOR’s offer and access to proxy materials are also available at www.exor-partnerre.com.

FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this communication that are not statements or information of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified as such. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “commit”, “estimate”, “anticipate”, “believe”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, “intend”, or similar terminology, including by way of example and without limitation plans, intentions and expectations regarding the proposal to acquire PartnerRe, the financing of a potential transaction, and the anticipated results, benefits, synergies, earnings accretion, costs, timing and other expectations of the benefits of a potential transaction.

Forward-looking statements are related to future, not past, events and are not guarantees of future performance. These statements are based on current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent risks and uncertainties. They relate to events and depend on circumstances that may or may not occur or exist in the future, and, as such, undue reliance should not be placed on them. Actual results may differ materially from those expressed in such statements as a result of a variety of factors, including changes in general economic, financial and market conditions and other changes in business conditions, changes in commodity prices, the level of demand and financial performance of the major industries our portfolio companies serve, changes in regulations and institutional framework (in each case, in Italy or abroad), and many other factors, most of which are outside of the control of EXOR. EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward-looking statements or in connection with any use by any party of such forward-looking statements. Any forward-looking statements contained in this communication speaks only as of the date of this communication.

EXOR undertakes no obligation to update or revise its outlook or forward-looking statements, whether as a result of new developments or otherwise. Names, organizations and company names referred to may be the trademarks of their respective owners. This communication does not represent investment advice neither a solicitation, nor a recommendation nor an invitation, nor an offer for the purchase or sale of financial products and/or of any kind of financial services as contemplated by the laws in any country or state.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. EXOR has filed a proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS (the “Special Meeting Proposals”).

This material is not a substitute for the Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to EXOR through the investor contacts listed above.

This communication does not address all of the tax consequences to holders of PartnerRe preferred shares that receive surviving company shares in the merger or the exchange offer. Holders of PartnerRe preferred shares are urged to consult their tax advisors as to the United States federal, state, local and non-United States tax consequences to them of participating in the merger, some of which are uncertain and may depend on such holders’ individual circumstances.

PARTICIPANTS IN THE SOLICITATION

EXOR and its directors, executive officers and other employees may be deemed to be participants in any solicitation of shareholders in connection with the Special Meeting Proposals. Information regarding EXOR’s directors and executive officers is available in EXOR’s public announcements and filings with the SEC, Consob and the Borsa Italiana, which can also be found at www.exor.com.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the Proxy Statement.